UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )
Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

NETLIST, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

NETLIST, INC.
111 Academy Drive, #100
Irvine, California 92617
(949) 435-0025
July 1, 2022
Dear Netlist Stockholder:
On behalf of the Board of Directors, it is our pleasure to invite you to the 2022 Annual Meeting of Stockholders of Netlist, Inc. (“Annual Meeting”), which will be held on Tuesday, August 16, 2022 at 10:00 a.m., Pacific Time, at the UCI Research Park, Olive Room, 5301 California, Irvine, California 92617.
The Annual Meeting will include a discussion of and voting on the matters described in the Notice of 2022 Annual Meeting of Stockholders and Proxy Statement, and a question-answer session.
At the Annual Meeting, one person will be elected to our Board of Directors, we will ask the stockholders to ratify the appointment of KMJ Corbin & Company LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022 and to approve the compensation of our named executive officers on an advisory basis, as disclosed in this proxy statement. Finally, we will transact other business as may properly come before the Annual Meeting.
Whether or not you participate in the Annual Meeting, it is important that your shares be represented and voted during the meeting. We urge you to promptly vote and submit your proxy (1) via the Internet, (2) by phone, or (3) if you received your proxy materials by mail, by signing, dating, and returning the enclosed proxy card or voting instruction form in the envelope provided for your convenience.
Thank you for your continued investment in Netlist.
Sincerely,
Gail Sasaki
Executive Vice President, Chief Financial Officer and Corporate Secretary

NETLIST, INC.
NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
Date and Time
Tuesday, August 16, 2022
10:00 a.m., Pacific Time
Location
UCI Research Park
5301 California
Olive Room
Irvine, California, 92617
Items of Business
1.
To elect one director named in this Proxy Statement;

2.
To ratify the appointment of KMJ Corbin & Company LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

3.
To approve, on an advisory basis, the compensation of our named executive officers;

4.
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Record Date
June 21, 2022. Only stockholders of record at the close of business on the record date are entitled to receive notice of, and to vote at, the Annual Meeting.
Whether or not you plan to attend in-person, please be sure to vote your shares by proxy. Your vote is important.
By order of the Board of Directors,
Gail Sasaki
Executive Vice President, Chief Financial Officer and Corporate Secretary
Irvine, California
July 1, 2022

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all information you should consider. Please read this entire Proxy Statement carefully before voting.
In this Proxy Statement, the terms the “Company,” “Netlist,” “we,” “us,” and “our” refer to Netlist, Inc. Information presented in this Proxy Statement is based on Netlist’s fiscal calendar.
2022 Annual Meeting of Stockholders
Tuesday, August 16, 2022
10:00 a.m., Pacific Time
UCI Research Park
5301 California
Olive Room
Irvine, California, 92617
Only stockholders of record at the close of business on June 21, 2022 are entitled to receive notice of and to vote at our 2022 Annual Meeting of Stockholders (“Annual Meeting”).
On or about July 1, 2022, we began sending this proxy statement, the attached Notice of Annual Meeting of Stockholders and the enclosed proxy card to all stockholders entitled to vote at the Annual Meeting.
Voting Matters and Vote Recommendations
Whether or not you plan to attend the Annual Meeting in person, please date, sign and return the enclosed proxy card in the enclosed postage prepaid envelope or submit your vote via the Internet or by telephone as promptly as possible, to ensure your shares will be voted at the Annual Meeting. Unless you instruct otherwise, any vote submitted by proxy that is not revoked will be voted at the Annual Meeting as follows:
1.
To elect one director to our Board of Directors to serve until our 2023 Annual Meeting of Stockholders and until his successor is duly elected or appointed and qualified or until his earlier resignation or removal;

2.
To ratify the appointment of KMJ Corbin & Company LLP (“KMJ”) as our independent registered public accounting firm for our fiscal year ending December 31, 2022 (“Fiscal 2022”);

3.
To approve, on an advisory basis, the compensation of our named executive officers;

4.
With regard to all other matters as may properly come before the Annual Meeting, in accordance with the recommendation of the Board of Directors or, if no such recommendation is given, in the best judgment of the individuals named as proxies on the enclosed proxy card.

Our Board of Directors recommends a vote “FOR” the director nominee in Proposal 1, and “FOR” the independent registered public accounting firm in Proposal 2, and “FOR” on an advisory basis, the compensation of our named executive officers in Proposal 3.
To obtain directions to attend the Annual Meeting and vote in person, or if you have questions, please call Investor Relations at (212) 739-6729 or email nlst@theplunkettgroup.com. If you need assistance voting your shares, please call 1-800-652-VOTE.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on Tuesday, August 16, 2022.
Our Notice of Annual Meeting, Proxy Statement and Annual Report for the fiscal year ended January 1, 2022 are available at www.edocumentview.com/NLST. These proxy materials were first sent or made available to stockholders on July 1, 2022.

IMPORTANT INFORMATION ABOUT THE
ANNUAL MEETING AND VOTING
2022 Annual Meeting of Stockholders
Tuesday, August 16, 2022
10:00 a.m., Pacific Time
UCI Research Park
5301 California
Olive Room
Irvine, California, 92617
The Record Date for the Annual Meeting is June 21, 2022. Only stockholders of record at the close of business on this date are entitled to vote at the Annual Meeting and any adjournment or postponement thereof.
You are invited to vote on the proposals described in this Proxy Statement because you were a Netlist shareholder on the Record Date.
Netlist is soliciting proxies for use at the Annual Meeting, including any postponements or adjournments.
Attending and Voting at the Annual Meeting
If you plan to attend the Annual Meeting and wish to vote in person, you will be given a ballot for voting at the Annual Meeting. If you elect to attend the Annual Meeting, you may be asked to present valid picture identification, such as a driver’s license or passport, to gain admission. Additionally, if you hold your shares in street name and you decide to attend and vote at the Annual Meeting in person, you will need to bring a copy of a brokerage statement reflecting your ownership of our common stock as of the Record Date, as well as a legal proxy issued in your name from your broker or other nominee that holds your shares on your behalf. Contact your broker or other nominee to obtain these items.
We encourage you to submit your proxy or voting instructions in advance of the Annual Meeting to ensure that your vote will be counted. Submitting your proxy before the Annual Meeting will not affect your right to vote in person if you decide to attend the Annual Meeting, but your presence at the Annual Meeting will not in itself revoke a submitted proxy. In order to do so, you must cast a written ballot at the Annual Meeting and your proxy will be revoked as to the matters on which the ballot is cast.
Proxy Materials
These materials were first sent or made available to stockholders on July 1, 2022, and include:
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The Notice of Internet Availability of Proxy Materials

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This Proxy Statement for the Annual Meeting

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Netlist’s Annual Report on Form 10-K for the year ended January 1, 2022

If you requested printed versions by mail, these printed proxy materials also include the proxy card or voting instruction form for the Annual Meeting. If you would like to receive our proxy materials for future annual meetings of our stockholders by e-mail or by mail, you may submit such consent by writing to the attention of our Corporate Secretary at the address of our principal executive offices or by following the instructions on the proxy card.
Eliminating Duplicate Mailings
We have adopted a procedure called “householding.” Under this procedure, we may deliver one copy of the Notice of Internet Availability of Proxy Materials, this Proxy Statement and the Annual Report to stockholders residing at the same address, unless stockholders have notified us of their desire to receive multiple copies. This procedure reduces the environmental impact of our annual meetings and reduces our printing and mailing costs.
Once you have received notice from your broker or other nominee that it will be householding communications to your address, householding will continue until you are notified otherwise or until you provide contrary instructions. If you are a stockholder residing at the same address to which one copy of the Notice of Internet Availability of Proxy Materials, this Proxy Statement and the Annual Report was delivered, upon receipt of a written or oral request submitted to us, by writing to our Corporate Secretary at the address of our principal executive offices or by calling Investor Relations at (212) 739-6729, we will deliver promptly, at no charge, a separate copy of all or any such materials.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of the Notice of Internet Availability of Proxy Materials, our Proxy Statement and the Annual Report, please notify your broker or other nominee or direct your written or oral request to us as described above. Additionally, stockholders who receive multiple copies of the Notice of Internet Availability of Proxy Materials, this Proxy Statement and the Annual Report at their shared address and would like to request householding of these materials for future annual meetings of our stockholders should contact their brokers or other nominees or direct a written or oral request to us as described above.
Quorum for the Annual Meeting
Holders of a majority of the shares entitled to vote at the Annual Meeting must be present at the Annual Meeting in person or by proxy for the transaction of business. This is called a quorum. Abstentions and broker non-votes, which are explained under “Effect of Not Providing Voting Instructions; Broker Non-Votes” below, as well as shares as to which authority to vote on any proposal is withheld, are each counted as present at the Annual Meeting for purposes of determining a quorum.
Proxy Solicitation Costs
We will pay the costs of preparing, assembling, printing and mailing to our stockholders this Proxy Statement and our other proxy materials for the Annual Meeting, as well as all other costs of soliciting proxies for the Annual Meeting. We may request brokers or other nominees to solicit their customers who beneficially own shares of our common stock that are held of record by the broker or other nominee, and we will reimburse these brokers or other nominees for their reasonable out-of-pocket expenses in making these solicitations. Solicitations will be made primarily through the delivery of this Proxy Statement and our other proxy materials for the Annual Meeting to our stockholders and the availability of these materials on the Internet, and may be supplemented by telephone, facsimile, e-mail and personal solicitation by our directors, officers and other employees. No additional compensation will be paid to our directors, officers or other employees for these activities, and we have not engaged special employees for the specific purpose of undertaking these activities.
Netlist’s Fiscal Year
Netlist’s fiscal year is the 52- or 53-week period that ends on the Saturday closest to December 31. Netlist’s fiscal year 2021 included 52 weeks and ended on January 1, 2022, 2020 included 53 weeks and ended on January 2, 2021. Unless otherwise stated, references to particular years, quarters, months and periods refer to the Company’s fiscal years ended in January and the associated quarters, months and periods of those fiscal years.
Voting Matters
Each share of our common stock has one vote on each matter. Only “stockholders of record” as of the close of business on the Record Date are entitled to vote at the Annual Meeting. At the close of business on June 21, 2022, there were 231,487,479 outstanding shares of our common stock. In addition to shareholders of record of our common stock, “beneficial owners of shares held in street name” as of the Record Date can vote using the methods described below.

How to Cast or Revoke Your Vote
Stockholders of Record
If you are a stockholder of record, meaning that at the close of business on the Record Date your shares were registered directly in your name with Computershare Trust Company, N.A., our transfer agent, then you may vote your shares either by taking any one of the following actions:
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Attending the Annual Meeting and voting in person;

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Submitting a proxy by mail, which can be done by completing and signing the accompanying proxy card and mailing it in the envelope provided; or

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Submitting a proxy via the Internet or by telephone, which can be done by following the instructions on the accompanying proxy card.

Votes cast in person or by a mailed proxy must be received no later than the close of voting at the Annual Meeting to be counted, and votes cast by telephone or the Internet must be received by 1:00 a.m., Pacific Time, on August 16, 2022 to be counted. If the Annual Meeting is postponed or adjourned, a properly submitted proxy will remain valid and will be voted at the postponed or adjourned meeting unless it is revoked before it is actually voted, as described below.
If you are a stockholder of record and submit your proxy, you may revoke it at any time before it is used by taking any of the following actions (any of which will automatically revoke an earlier-provided proxy):
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Voting in person at the Annual Meeting;

•
Delivering a later-dated proxy to us at the address of our principal executive offices; or

•
Delivering a written notice of revocation to our Corporate Secretary at the address of our principal executive offices.

To be effective, any later-dated proxy must be received by the applicable deadline for the voting method used, and any written notice of revocation must be received no later than the close of voting at the Annual Meeting. Only your latest-dated vote that is received by the deadline applicable to the voting method used will be counted.
Beneficial Owners of Shares Held in Street Name
If you are a beneficial owner of shares of our common stock that are held in street name, then you will receive a notice from your broker or other nominee that includes instructions on how to vote your shares. Your broker or other nominee may allow you to deliver your vote via the Internet or by telephone. In addition, if you are a beneficial owner, you will receive instructions from your broker or other nominee regarding how to revoke a previously submitted proxy or otherwise change your voting instructions. As a result, beneficial owners should follow the instructions provided by their brokers or other nominees in order to vote their shares at the Annual Meeting.
If you hold your shares in street name and you wish to attend or vote in person at the Annual Meeting, then you must bring certain items with you in order to gain admission to and vote at the Annual Meeting, as described under “Attending and Voting at the Annual Meeting” above.
Effect of Not Providing Voting Instructions; Broker Non-Votes
Stockholders of Record.   You are a “stockholder of record” if your shares are registered directly in your name with Computershare Trust Company, N.A., our transfer agent. If you were a stockholder of record at the close of business on the Record Date and you submit a valid proxy that does not provide voting instructions with respect to your shares, all shares represented by your proxy will be voted in accordance with the recommendation of our Board on each proposal to be presented at the Annual Meeting, as described in this Proxy Statement.

Beneficial Owners of Shares Held in Street Name.   You are a beneficial owner of shares held in “street name” if your shares are not held of record in your name but are held by a broker or other nominee on your behalf as the beneficial owner. If your shares were held in street name at the close of business on the Record Date, it is critical that you provide voting instructions to your broker or other nominee if you want your vote to count on the election of directors (Proposal No. 1) and to approve, on an advisory basis, the compensation of our named executive officers (Proposal No. 3). These proposals constitute “non-routine” matters on which a broker or other nominee is not entitled to vote shares held for a beneficial owner without receiving specific voting instructions from the beneficial owner. As a result, if you hold your shares in street name and you do not instruct your broker or other nominee on how to vote on Proposals No. 1 and 3, then no vote would be cast on either of these proposals on your behalf and a “broker non-vote” would occur (except that no broker non-votes are expected with respect to Proposal No. 3 because of the voting requirements for this proposal, as described below). Your broker or other nominee will, however, have discretion to vote uninstructed shares on the ratification of the appointment of KMJ as our independent registered public accounting firm (Proposal No. 2), because the proposal constitutes a “routine” matter on which a broker or other nominee is entitled to vote shares held on behalf of a beneficial owner even without receiving voting instructions from the beneficial owner. Generally, brokers and other nominees will vote any such uninstructed shares in accordance with the recommendation of the Board for the applicable proposal. As a result, broker non-votes are not expected to occur in the vote on Proposal No. 2, and any uninstructed shares held in street name are expected to be voted on each such proposal in accordance with the recommendation of our Board as described in this Proxy Statement.
Voting Requirements
The vote required to approve Proposals No. 1 to 3 is as follows:
1.
Proposal No. 1 will be determined by a plurality of the votes cast on the proposal, meaning that the one nominee receiving the highest number of affirmative votes will be duly elected as directors. As a result, abstentions and broker non-votes, if any, will have no effect on the outcome of this proposal because of the nature of this voting requirement.

2.
Proposal No. 2, and Proposal No. 3 must be approved by the affirmative vote of a majority of the votes cast on the proposal by shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal at the Annual Meeting. As a result, abstentions, if any, will have no effect on the outcome of this proposal because abstentions are not considered to be present or entitled to vote with respect to the proposal for which they occur, and broker non-votes are not expected to occur on this proposal because, as discussed above, brokers and other nominees will be entitled to vote uninstructed shares held in street name on this proposal.

Below is a summary of the voting requirements for each proposal to be voted on at the Annual Meeting:
No	Proposal	Vote Required	Routine vs. Non- Routine Matter	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of Director	Plurality of Votes Cast	Non-Routine	No effect	No effect
2	Ratification of Auditor	Majority of Votes Cast	Routine	No effect	None expected
3	Approve Named Officer Compensation	Majority of Votes Cast	Non-Routine	No effect	None expected
Tabulation of Votes
The inspector of elections of the Annual Meeting will tabulate the votes of our stockholders at the Annual Meeting. All shares of our common stock represented by proxy at the Annual Meeting will be voted in accordance with the voting instructions given on the proxy, as long as the proxy is properly submitted and unrevoked and is received by the applicable deadline, all as described under “How to Cast or Revoke Your Vote” below. If the Annual Meeting is adjourned or postponed, properly submitted and unrevoked proxies will remain effective and will be voted at the adjourned or postponed Annual Meeting, and stockholders will retain the right to revoke any such proxy until it is actually voted at the adjourned or postponed Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The table below sets forth information regarding the ownership of our common stock, as of June 21, 2022 (the “Table Date”) unless otherwise indicated in the footnotes to the table, by (i) all persons known by us to beneficially own more than 5% of our common stock, (ii) each of our current directors, (iii) each of our named executive officers, and (iv) all of our directors and executive officers as a group. We know of no agreements among our stockholders that relate to voting or investment power over our common stock or any arrangement the operation of which may at a subsequent date result in a change of control of our Company. Beneficial ownership is determined in accordance with applicable SEC rules and generally reflects sole and shared voting or investment power over securities. Under these rules, a person is deemed to be the beneficial owner of securities the person has the right to acquire as of or within 60 days after the Table Date, upon the exercise of outstanding stock options or warrants, the conversion of outstanding convertible notes, or the exercise or conversion of any other derivative securities affording the person the right to acquire shares of our common stock. As a result, each person’s percentage ownership set forth in the table below is determined by assuming that all outstanding stock options, warrants or other derivative securities held by such person that are exercisable or convertible as of or within 60 days after the Table Date have been exercised or converted. Except in cases where community property laws apply or as indicated in the footnotes to the table, we believe each person named below possesses sole voting and investment power over all shares of common stock shown as beneficially owned by such person. Unless otherwise indicated, the address for each person named below is c/o Netlist, Inc., 111 Academy, Suite 100, Irvine, CA 92617.
Name of Beneficial Owner	Shares Beneficially Owned	Percent of Class(1)
Chun K. Hong(2)	7,157,346	3.1%
Gail Sasaki(3)	157,773	*
All executive officers and directors as a group (2 persons)(4)	7,315,119	3.1%

*
Represents beneficial ownership of less than 1%.

(1)
All ownership percentages are based on 231,487,479 shares of our common stock outstanding as of the Table Date.

(2)
Represents (i) 1,875,000 shares of common stock issuable upon the exercise of stock options that are or will be vested and exercisable within 60 days after the Table Date, (ii) 5,182,346 outstanding shares of common stock, of which 4,611,177 shares are held by Mr. Hong and his wife, Won K. Cha, as co-trustees of the Hong-Cha Community Property Trust. Mr. Hong and Ms. Cha possess shared voting and investment power over the shares of common stock held by the Hong-Cha Community Property Trust, and each disclaims beneficial ownership of such shares except to the extent of his or her pecuniary interest therein and (iii) 100,000 restricted stock units that are scheduled to vest within 60 days after the Table Date.

(3)
Represents (i) 37,500 restricted stock units that are scheduled to vest within 60 days after the Table Date and (ii) 120,273 outstanding shares of common stock.

(4)
Represents (i) 1,875,000 shares of common stock issuable upon the exercise of stock options that are or will be vested and exercisable within 60 days after the Table Date, (ii) 5,302,619 outstanding shares of common stock and (iii) 137,500 restricted stock units that are scheduled to vest within 60 days after the Table Date.

MANAGEMENT AND CORPORATE GOVERNANCE
Board Responsibilities and Meeting Attendance
The primary responsibilities of the Board of Directors are to provide oversight of the business and affairs of the Company, determination of the Company’s mission, our long-term strategy and objectives, and management of the Company’s risks. These functions of the Board have been carried out by the full Board and, when delegated, by the committees thereof.
In order to proactively address the economic effects of the recent coronavirus, our Board evaluated various cost-cutting measures, including review of the Board and committee structure, operations and compensation of the members thereof. As a result of its evaluation and because we are no longer subject to Nasdaq rules, the Board determined it to be in the best interests of its stockholders to reduce the number of directors serving on the Board to one director and to dissolve all committees of the Board effective immediately after our 2020 Annual Meeting of Stockholders on August 7, 2020. We will continue to be an SEC filer and as such, will continue to have our financial results reviewed quarterly and audited annually by our independent registered public accounting firm.
Our Board of Directors held one meeting in Fiscal 2021, and our sole director attended this meeting. Other matters requiring approval by our sole board member were handled via a UWC. We do not have a policy requiring that directors attend our annual meetings of stockholders, and none of our independent directors attended our 2021 Annual Meeting of Stockholders.
Our Board of Directors
Each member of the Board is elected annually at a meeting of our stockholders and serves for a one-year term until the next annual meeting of our stockholders and until his or her successor is elected and qualified, or until an earlier resignation or removal. Each of our executive officers is appointed by, and serves at the direction of, our Board, subject to the terms of our employment agreement with our President and Chief Executive Officer, which establishes, among other things, such executive officer’s term of office.
Director Independence and Board Committees
Our common stock was listed on The Nasdaq Capital Market (“Nasdaq”) until September 27, 2018. On September 27, 2018, our common stock began trading on the OTCQX® Best Market and on August 11, 2020, our common stock was transferred to the OTCBB®. OTCBB® does not require that a majority of the board of directors be independent. Because our Board is comprised of only our sole Director, Mr. Hong, who also serves as our Chief Executive Officer, our Board is not considered independent, and we do not maintain any standing Board committees. As the sole Director, Mr. Hong performs oversight functions that would otherwise be delegated to committees of the Board, including the following:
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oversee our financial reporting process, including discussing with our independent registered public accounting firm the scope and plans for all annual audits and discussing with management and our independent registered public accounting firm the adequacy and effectiveness of our accounting and financial controls, systems to monitor and manage business risk, and legal and ethical compliance programs;

•
review with management and our independent registered public accounting firm all of our audited and interim financial statements;

•
review and approve in advance any transactions by us with related parties;

•
appoint, terminate, replace, ensure the independence of and oversee our independent registered public accounting firm;

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pre-approve all audit services and, subject to a “de minimus” exception, all permissible non-audit services to be performed by the independent registered public accounting firm;

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be responsible for setting the corporate tone for quality financial reporting and sound business risk practices and ethical behavior;

•
establish procedures for the confidential and anonymous submission, receipt, retention and treatment of concerns or complaints regarding accounting, internal accounting controls and auditing matters;

•
review and approve, or make recommendations to the Board regarding, our programs and arrangements for our Section 16 executive officers, including salary, incentive compensation, equity compensation and perquisite programs;

•
review the evaluation process and compensation structure for our non-Section 16 executive officers;

•
developing and evaluating potential candidates for executive positions and oversee the development of executive succession plans;

•
review and act as administrator of our incentive compensation and other stock-based plans;

•
lead the search for individuals qualified to become members of the Board and select director nominees to be presented at our annual meetings of stockholders;

•
review the standards applied by the Board in making determinations as to whether a director satisfies applicable independence requirements;

•
review the Board’s structure;

•
select appropriate individuals to serve as Chief Executive Officer and other executive officer positions; and

•
review changes in legislation, regulations and other developments impacting corporate governance and make appropriate decisions with respect to these matters and corporate governance matters generally.

Director Nominations
Our sole director is responsible for identifying, evaluating, recommending and selecting nominees to serve as directors of our Company.
Identification and Evaluation of Director Nominees
Our sole director may utilize a variety of methods for identifying director nominees in the future. For example, potential director candidates may come to the attention of our sole director, executive officers, professional search firms, stockholders or others. In Fiscal 2021, our Board did not retain any consultants or advisors to assist in identifying and evaluating director nominees.
Stockholder Recommendations of Director Candidates
Any recommendations for director candidates are evaluated by our sole director. The sole director does not evaluate director candidates differently based on whether the candidate is recommended by a stockholder or otherwise, and any stockholder-recommended candidate would be included in and evaluated in the same manner as the pool of other prospective director candidates. Any such recommendation should be made in writing to our Corporate Secretary at the address of our principal executive offices and should include the name, address and a current resume and curriculum vitae of the proposed director candidate, a statement describing the candidate’s qualifications and consent to serve on our Board if selected as a director nominee and contact information for personal and professional references. The submission should also include the name and address of the stockholder who is recommending the proposed director candidate, the number of shares of our common stock that are owned of record or beneficially by the recommending stockholder and a description of all arrangements or understandings between the recommending stockholder and the candidate. Any stockholder-recommended candidate that is selected by our sole director would be appointed to a vacant seat on the Board or included in the Board’s slate of recommended director nominees for election at our next annual meeting of stockholders.
Stockholder Nominations of Directors
Our Amended and Restated Bylaws (“Bylaws”) provide that any stockholder who is entitled to vote at an annual meeting of our stockholders and who complies with the notice requirements set forth in our Bylaws may nominate persons for election to our Board of Directors at the applicable annual meeting. These notice requirements provide that a stockholder desiring to nominate a director to our Board of Directors must do so by written notice delivered to or mailed and received by our Corporate Secretary at the address of our principal executive offices within a specified time period before the annual meeting of stockholders at which the director nominee is to be up for election. See “Stockholder Proposals or Director Nominations for 2022 Annual Meeting of Stockholders” in General Information for information about these time periods in connection with our 2022 Annual Meeting of Stockholders. The stockholder’s written notice must include, among other things as specified in our Bylaws, certain personal identification information about the stockholder and its recommended director nominee(s); the principal occupation or employment of the recommended director nominee(s); the class and number of shares of the Company that are beneficially owned by the stockholder and its recommended director nominee(s); and any other information relating to the recommended director nominee(s) that is required to be disclosed in solicitations for proxies for the election of directors pursuant to Regulation 14A under the Exchange Act. A stockholder who complies in full with all of the notice provisions set forth in our Bylaws will be permitted to present the director nominee at the applicable annual meeting of our stockholders, but will not be entitled to have the nominee included in our proxy statement for such meeting unless an applicable SEC rule requires that we include the director nominee in our proxy statement. Please refer to the full text of our Bylaws for additional information about these requirements. A copy of our Bylaws may be obtained by writing to our Corporate Secretary at the address of our principal executive offices or may be accessed on our website, www.netlist.com or through our SEC filings available at www.sec.gov.
Corporate Governance Guidelines
We withdrew our Corporate Governance Guidelines effective as of the 2020 Annual Meeting of Stockholders. We do not have a hedging policy for our employees, officers and directors at this time.
Compensation Committee Interlocks and Insider Participation
The Board of Directors does not have a compensation committee. It is the view of the Board of Directors that the Board need not have a compensation committee because the Company’s sole Director, who also serves as our Chief Executive Officer, has sufficient information, experience and alignment with stockholder interests to perform the functions relative to executive compensation.
In addition, our sole Director has from time to time engaged the services of outside consultants to assist in making decisions regarding the establishment of Netlist’s compensation philosophy and programs. Most recently the Company engaged Mercer to provide guidelines for executive compensation programs for 2022.
Board Leadership Structure and Role in Risk Oversight
Both the sole director of the Board and the Chief Executive Officer positions are currently held by Mr. Hong. As one of our founders and due to his involvement in our day-to-day operations, he possesses in-depth knowledge of the issues, opportunities and challenges facing the Company. The Board believes Mr. Hong’s combined role, along with his significant ownership in the Company, increases accountability and promotes strategy development and execution, all of which our Board believes are essential to the effective governance of our Company. The sole director is responsible for risk oversight of our Company.
Stockholder Communications with the Board of Directors
Any stockholder who desires to contact our Board of Directors or any member of our Board of Directors may do so by writing to our Board of Directors, care of our Corporate Secretary, at the address of our principal executive offices. Copies of any such written communication received by the Corporate Secretary will be provided to our full Board of Directors or the identified Board member(s), unless the communication is considered, in the reasonable judgment of the Corporate Secretary, to be improper for submission to the intended recipient(s).

EXECUTIVE OFFICERS
Each of our executive officers is appointed by, and serves at the direction of, our Board, subject to the terms of our employment agreement with Mr. Hong, our President and Chief Executive Officer, which is described under “Executive Compensation — Employment Agreements” in this Proxy Statement below, and which establishes, among other things, Mr. Hong’s term of office.
The narrative below provides, for Gail Sasaki, our only executive officer other than Mr. Hong, such individual’s age as of June 21, 2022; current position(s) with our Company; tenure in such position(s); information about such individual’s business experience and qualifications, including principal occupation or employment and principal business of the employer, if any, for at least the past five years; and involvement in certain legal or administrative proceedings, if any. Such information about Mr. Hong, who is also a director of our Company, is set forth below in the description of Proposal No. 1. There is no arrangement or understanding between any executive officer and any other person or persons pursuant to which any executive officer was or is to be selected as an executive officer of the Company.
Gail Sasaki, 65, is our Executive Vice President and Chief Financial Officer. Ms. Sasaki has been our Secretary since August 2007. Ms. Sasaki joined us in 2006 as Vice President of Finance and subsequently assumed the role of Chief Financial Officer in January 2008. Prior to her tenure at Netlist, Ms. Sasaki served in various senior financial roles, including Chief Financial Officer of eMaiMai, Inc., a commercial technology company based in Hong Kong and mainland China; Chief Financial Officer, Senior Vice President of Finance, Secretary and Treasurer of eMotion, Inc. (a Kodak subsidiary and formerly Cinebase Software), a developer of business-to-business media management software and services, and Chief Financial Officer of MicroNet Technology, Inc., a leader in storage technology. Ms. Sasaki also spent seven years in public accounting leaving as an audit manager with Arthur Young (now known as Ernst &Young LLP). Ms. Sasaki earned a Bachelor’s degree from the University of California at Los Angeles and also earned a Master of Business Administration degree from the University of Southern California.

COMPENSATION DISCUSSION AND ANALYSIS
The following discussion and analysis of compensation arrangements of our named executive officers for 2021 should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current considerations, expectations and determinations regarding future compensation programs. The actual amount and form of compensation and the compensation programs that we adopt may differ materially from current or planned programs as summarized in this discussion.
The following discussion and analysis relates to the compensation arrangements for 2021 of (i) our principal executive officer, (ii) our principal financial officer and (iii) the most highly compensated person, other than our principal executive officer and principal financial officer, who was serving as an executive officer at the end of our fiscal year ended January 1, 2022 (our “named executive officers”). We had no other executive officers serving at the end of our fiscal year ended January 1, 2022. Our named executive officers for fiscal year 2021 were:
Name	Age	Position(s)
Chun K. Hong	61	President, Chief Executive Officer and Sole Director
Gail Sasaki	65	Executive Vice President, Chief Financial Officer and Secretary
Compensation Philosophy
Our compensation programs are intended to attract and retain employees with skills necessary to enable us to achieve our financial and strategic objectives and to motivate them through the use of appropriate incentives tied to our performance and market value to achieve those objectives. We recognize that the goals of employee attraction, retention and motivation must be balanced against the necessity of controlling compensation expense, with the ultimate objective of building shareholder value. With respect to the compensation of our named executive officers, our President, Chief Executive Officer and Sole Director, who has the responsibility to design a compensation program and set levels of compensation that attempt to achieve the optimal balance between employee attraction, retention and motivation, adjusted the executive officers’ compensation for 2021.
Key Factors in Determining Executive Compensation
Role of Compensation Consultants
Our sole Director has from time to time engaged the services of outside consultants to assist in making decisions regarding the establishment of Netlist’s compensation philosophy and programs.
Role of Executive Officers in Compensation Decisions
Our sole Director has overall responsibility for the compensation of our Chief Executive Officer and Chief Financial Officer. Our Sole Director considered the executive officers’ responsibilities, performance, compensation, and the compensation program’s ability to attract, retain and motivate executive talent. These considerations reflected compensation levels that our sole Director believed were qualitatively commensurate with executive officers’ individual qualifications, experience, responsibility level, functional role, knowledge, skills and individual performance, as well as Netlist’s performance.
Role of Stockholder Say-on-Pay Votes
At each annual meeting held every three years since, including most recently in 2019, we held triennial stockholder advisory “say-on-pay” votes on the compensation of our named executive officers for the immediately preceding fiscal years. At the 2019 Annual Meeting, our stockholders overwhelmingly approved the compensation of our named executive officers, with over 78% of our stockholders present and entitled to vote at the meeting voting in favor of our compensation policies for our named executive officers. Given this result, and following consideration of them, the former Compensation Committee had decided to retain our overall approach to executive compensation while continuing to evaluate our practices frequently, including in response to future say-on-pay votes. Moreover, we are required to hold a vote at least every six years regarding how often to hold a stockholder advisory vote on the compensation of our named executive officers. We held our most recent such vote at the 2019 Annual Meeting of stockholders, at which our stockholders indicated a preference for a triennial vote. Consequently, the Board determined that we will hold a triennial stockholder advisory vote on the compensation of our named executive officers until they consider the results of our next say-on-pay frequency vote, which will be held at the 2025 Annual Meeting of stockholders.
Current Elements of Named Executive Officer Compensation
Overview and Fiscal Year 2021 Highlights
Our current executive compensation program generally consists of base salary, annual cash incentive compensation, equity-based incentives and other benefits. We combine these elements in order to formulate compensation packages that provide competitive pay and align the interests of our named executive officers with long-term stockholder interests by rewarding the achievement of financial, operational and strategic objectives. In 2021, our full-year accomplishments under our executive leadership included the following:
•
Total revenues of $142.4 million, representing an increase of $95.1 million compared to the prior year;

•
Net income of $4.8 million and gross margin of 34%, representing favorable changes of $12.1 million and 20.1%, respectively, compared to the prior year;

•
Year-end cash and cash equivalent balance of $47.7 million, representing an increase of $34.4 million from the end of prior year; and

•
Favorable settlement of SK hynix litigation and signing of SK hynix $40 million term license and $600 million supply agreement

Base Salary
The following table sets forth information regarding the annualized base salary rates at the end of 2021 for our named executive officers:
Name	Fiscal Year 2021 Base Salary ($)
Chun K. Hong	450,000
Gail Sasaki	275,000
Equity-Based Incentives
Our equity award program is the primary vehicle for offering long-term incentives to our named executive officers. Our equity-based incentives have historically been granted in the form of options to purchase shares of our common stock and restricted stock unit awards that are settled in shares of our common stock upon vesting, and we have granted to our named executive officers both awards that vest over a long-term period subject to continued service. We believe that equity awards more closely align the interests of our named executive officers with our stockholders, provide our named executive officers with incentives linked to long-term performance, and create an ownership culture. In addition, the vesting features of our equity awards contribute to executive retention because these features provide an incentive to our named executive officers to remain in our employment during the scheduled vesting periods or until the achievement of the applicable performance milestones, which are expected to be achieved over the medium- to long-term. To date, we have not had an established set of criteria for granting equity awards; instead, the Board or our sole Director exercises judgment and discretion. The sole Director considers, among other things, the role and responsibility of the named executive officer, competitive factors, the amount of stock-based equity compensation already held by the named executive officer, and the cash-based compensation received by the named executive officer, to determine the level and types of equity awards that it approves.

Bonus
Our bonuses are formula-based and closely align with our financial performance.
Perquisites
Generally, we do not provide any perquisites or other personal benefits to our named executive officers except in certain limited circumstances and as provided in employment agreements.
Health and Welfare Benefits
We provide the following benefits to our named executive officers on the same basis provided to all of our employees:
•
medical insurance including mental health, dental and vision;

•
life insurance and accidental death and dismemberment insurance;

•
a Section 401(k) plan for which discretionary matching contributions provided by Netlist;

•
short-and long-term disability insurance;

•
medical and dependent care flexible spending account; and

•
a health savings account.

COMPENSATION COMMITTEE REPORT
Our sole Director, Chun K. Hong, (in the absence of a compensation committee) has reviewed the Compensation Discussion and Analysis set forth above with management, and based on his review, has determined that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K and this proxy statement. Our sole Director is responsible for establishing the compensation for each of the Named Executive Officers.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION
The table below provides information about the compensation awarded to, earned by or paid to each of the following individuals, which we refer to collectively as our “named executive officers,” for Fiscal 2021 and Fiscal 2020: each person serving at any time during Fiscal 2020 as our principal executive officer (our President and Chief Executive Officer, Mr. Hong); and our only other executive officer serving as such at any time during Fiscal 2020 (our Executive Vice President, Chief Financial Officer and Corporate Secretary, Ms. Sasaki).
Summary Compensation Table
The table below provides information about the compensation awarded to, earned by or paid to each of the following individuals, which we refer to collectively as our “named executive officers,” for each of the last three fiscal years.
Name and Principal Position	Year	Base Salary($)	Bonus($)	Stock Awards($)(1)	Option Awards($)(2)	All Other Compensation($)(3)	Total($)
Chun K. Hong(4) President, Chief Executive Officer and Sole Director	2021	450,000	665,000	—	627,060	58,215	1,800,275
	2020	467,308	180,000	94,290	—	62,092	803,690
	2019	323,000	—	408,004	—	51,486	782,490
Gail Sasaki Executive Vice President, Chief Financial Officer and Secretary	2021	275,000	205,000	72,400	—	22,007	574,407
	2020	285,577	103,125	23,573	—	22,254	434,529
	2019	200,000	—	223,992	—	—	423,992

(1)
Represents the grant date fair value of the restricted stock units (“RSUs”) granted during the year calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“ASC 718”). The grant date fair value was determined using the fair value of the underlying shares of our common stock.

(2)
Represents the grant date fair value of the option awards granted during the year calculated in accordance with ASC 718. The assumptions used in the calculations for these amounts are described in Note 1 — Summary of Significant Accounting Policies — Stock-Based Compensation and Note 9 — Benefit Plans to our consolidated financial statements included in this Form 10-K. The material terms of each stock option award granted in 2021 are described below under “Outstanding Equity Awards at Fiscal Year End.”

(3)
For 2021, the amount consists of (a) for Mr. Hong, $10,816 for automobile rental payments, $7,527 for other vehicle-related costs, $26,027 for a country club membership, $5,480 for a health club membership, and $8,365 for income tax and estate planning costs incurred on Mr. Hong’s behalf and (b) for Ms. Sasaki, the amount is for a health club membership.

For 2020, the amount consists of (a) for Mr. Hong, $10,936 for automobile rental payments, $7,509 for other vehicle-related costs, $24,600 for a country club membership, $14,769 for a health club membership, and $4,278 for income tax and estate planning costs incurred on Mr. Hong’s behalf, and (b) for Ms. Sasaki, the amount is for weekly fitness training.
For 2019, the amount consists of $10,936 for automobile rental payments, $8,694 for other vehicle-related costs, $22,052 for a country club membership, $4,532 for a health club membership, and $5,272 for income tax and estate planning costs incurred on Mr. Hong’s behalf.
(4)
Mr. Hong received no additional compensation for his service as a director.

Grants of Plan-Based Awards — 2021
The following table shows information regarding the incentive awards granted to the named executive officers for 2021:
Name	Award Type	Grant Date	Estimated future payouts under non-equity incentive plan awards			All other stock awards: number of shares of stock or units (#)(4)	All other option awards: number of securities underlying options (#)	Exercise or base price of option awards ($/sh)	Grant date fair value of stock and option awards
			Threshold ($)	Target ($)	Maximum ($)
Chun K. Hong	Cash Incentive(1)	—	—	665,000	—	—	—	—	—
	Stock Options(2)	1/13/2021	—	—	—	—	1,000,000	0.72	627,060
Gail Sasaki	Cash Incentive(1)	—	—	205,000	—	—	—	—	—
	Time-Based RSUs(3)	1/13/2021	—	—	—	100,000	—	—	72,400

(1)
Relates to the cash bonus granted based on factors related to the Company’s performance during 2021.

(2)
The material terms of each stock option award granted in 2021 are described below under “Outstanding Equity Awards at Fiscal Year End.”

(3)
The material terms of each RSU award granted in 2021 are described below under “Outstanding Equity Awards at Fiscal Year End.”

(4)
During the first quarter of 2022, Mr. Hong and Ms. Sasaki were granted 800,000 and 200,000 RSUs with aggregated fair values of $2,696,000 and $674,000, respectively, due to the significant increase in net sales and gross profit and net income recorded for the first time since 2006. The awards granted were within the reasonable range as provided in the 2021 third party compensation consultants’ report from Mercer LLC.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Employment Agreements
We entered into an employment agreement with our President and Chief Executive Officer, Mr. Hong, in September 2006. This agreement provides for an initial base salary of $323,000 plus other specified benefits, including the reimbursement of professional fees and expenses incurred in connection with income and estate tax planning and preparation, income tax audits and the defense of income tax claims; the reimbursement of membership fees and expenses for professional organizations and one country club; the reimbursement of employment-related legal fees; automobile rental payments and other vehicle-related expenses; and the reimbursement of health club membership fees and other similar health-related expenses. Mr. Hong may earn annual cash performance bonuses, at the discretion of our Compensation Committee or our Board, of up to 100% of his base salary based upon the achievement of individual and Company performance objectives.
Mr. Hong’s employment agreement automatically renews for additional one-year periods unless we provide or Mr. Hong provides notice of termination six months prior to the renewal date, but at all times Mr. Hong may terminate his employment upon six months’ advance written notice to us and we may terminate Mr. Hong’s employment upon 30 days’ advance written notice to Mr. Hong. If we terminate Mr. Hong’s employment without cause or if he resigns from his employment for good reason, which includes a termination or resignation upon a change of control of our Company, Mr. Hong would be entitled to receive continued payments of his base salary for one year, reimbursement of medical insurance premiums during that period unless he becomes employed elsewhere, a pro-rated portion of his annual performance bonus, and, if any severance payment is deemed to be an “excess parachute payment” within the meaning of Section 280G of the Code, an amount equal to any excise tax imposed under Section 4999 of the Code. In addition, upon any such termination or resignation, any unvested stock options held by Mr. Hong would immediately become fully vested and exercisable as of the effective date of the termination or resignation. If Mr. Hong’s employment is terminated due to death or disability, he or his estate would receive a lump-sum payment equal to half of his annual base salary and any stock options held by Mr. Hong would vest to the same extent as they would have vested one year thereafter. Additionally, if Mr. Hong’s employment is terminated due to death or disability, 25% of the shares subject to outstanding stock options, or such lesser amount as is then unvested, would immediately vest and become exercisable. If Mr. Hong resigns without good reason or is terminated for cause, we would have no further obligation to him other than to pay his base salary or other amounts earned by him through the date of resignation or termination.
For purposes of Mr. Hong’s employment agreement:
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“cause” means a reasonable determination by the Board, acting in good faith based upon actual knowledge at the time, that Mr. Hong has (i) materially breached the terms of his employment agreement, or any other material agreement between us and Mr. Hong, including an arbitration agreement and a proprietary information and invention assignment agreement, (ii) committed gross negligence or engaged in serious misconduct in the execution of his assigned duties, (iii) been convicted of a felony or other serious crime involving moral turpitude, (iv) materially refused to perform any lawful duty or responsibility consistent with Mr. Hong’s position with our Company, or (v) materially breached his fiduciary duty or his duty of loyalty to our Company;

•
“good reason” means (i) the assignment to Mr. Hong, without his consent, of duties inconsistent with his position so as to constitute a diminution of status with our Company, including an assignment of Mr. Hong to a position other than President and Chief Executive Officer of our Company, (ii) our reduction of Mr. Hong’s base salary as in effect at any time without Mr. Hong’s consent, other than a decrease of up to (and including) 10% in connection with an adverse change in the business operations or financial condition of our Company, (iii) the occurrence of a change of control, or (iv) a requirement that Mr. Hong relocate (or report on a regular basis) to an office outside of Orange County without his consent; and

•
a “change of control” means the occurrence of any of the following: (i) any person or entity is or becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of our Company representing a percentage of the combined voting power of our then-outstanding securities that is greater than 50%, (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date of Mr. Hong’s employment agreement, constituted our Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of our Company) whose appointment or election by the Board or nomination for election by our stockholders is approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the date of Mr. Hong’s employment agreement or whose appointment, election or nomination for election was previously so approved or recommended; (iii) there is consummated a merger or consolidation of our Company in which our Company does not survive or our Company survives but the shares of our common stock outstanding immediately prior to such merger or consolidation represent 50% or less of the voting power of our Company after such merger or consolidation; or (iv) our stockholders approve a plan of our complete liquidation or dissolution or there is consummated an agreement for our sale or disposition of all or substantially all of our assets, other than a sale or disposition of all or substantially all of our assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by our stockholders in substantially the same proportions as their ownership of our Company immediately prior to such sale.

Cash Bonuses
For Fiscal 2021, Mr. Hong and Ms. Sasaki received cash bonuses of $665,000 and $205,000, respectively, based on factors related to the Company’s performance during such period.
Retirement Benefits
We maintain a savings plan that qualifies as a defined contribution plan under Section 401(k) of the Code, to which all of our employees, including our named executive officers, are able to contribute up to the limit prescribed by applicable tax rules on a before-tax basis. All of these employee contributions are fully-vested upon contribution. In addition, in 2021 we began making matching contributions on the contributions of our employees on a discretionary basis. In Fiscal 2020, we did not make matching contributions.
Outstanding Equity Awards at Fiscal Year End
The following table shows information about the equity awards held by our named executive officers as of the end of Fiscal 2021:
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable(#)(1)	Number of Securities Underlying Unexercised Options Unexercisable(#)(1)	Option Exercise Price($)	Option Expiration Date	Number of Shares That Have Not Vested(#)(2)	Market Value of Shares That Have Not Vested($)(2)
Chun K. Hong	2/11/2013	300,000	—	0.71	2/11/2023	—	—
	2/21/2014	300,000	—	2.05	2/21/2024	—	—
	1/6/2015	300,000	—	0.84	1/6/2025	—	—
	1/18/2016	300,000	—	0.70	1/18/2026	—	—
	2/14/2017	300,000	—	1.02	2/14/2027	—	—
	1/13/2021	187,500	812,500	0.72	1/13/2031	—	—
	3/7/2019	—	—	—	—	278,436	1,795,912
	3/6/2020	—	—	—	—	187,500	1,209,375
Gail Sasaki	3/18/2019	—	—	—	—	154,405	995,912
	3/6/2020	—	—	—	—	46,875	302,344
	1/13/2021	—	—	—	—	87,500	564,375

(1)
Represents stock option awards granted under the Equity Plan. These stock option awards that are not fully exercisable vest in 16 equal quarterly installments, subject to continued service on each vesting date, subject to accelerated vesting in certain circumstances as described under “Employment Agreements” above.

(2)
Represents RSUs granted under the Equity Plan. Restrictions on RSUs lapse in eight equal semi-annual installments from the grant date.

CEO Pay Ratio — 2021
We compared the 2021 annual total compensation of our CEO of $1,800,275 and the 2021 annual total compensation of our median global compensated employee of $56,160. The result of this calculation was a CEO Pay Ratio of 32 to 1.
We determined the median global compensated employee’s total compensation by using the same methodology used to calculate our CEO’s annual total compensation (see the table entitled “Summary Compensation Table”). We then applied this measure to our global employee population as of January 1, 2022 (the last day of our 2021 fiscal year). For the calculation, approximately 49% of the global employee population was based in the United States and 51% was based in our Suzhou, China factory.

2021 Option Exercised and Stock Vested
The following table show information regarding the vesting during 2021 of stock options and RSUs previously granted to the named executive offers.
Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)(1)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(2)
Chun K. Hong	300,000	1,106,687	260,625	1,021,648
Gail Sasaki	450,000	2,099,092	134,188	513,070

(1)
Reflects the product of the number of shares of stock subject to the exercised option multiplied by the difference between the market price of our common stock at the time of exercise on the exercise date and the exercise price of the option

(2)
Reflects the product of the number of shares of stock vested multiplied by the market price of our common stock on the vesting date

DIRECTOR COMPENSATION
Our sole Director receives no additional compensation for his service as director.

EQUITY COMPENSATION PLAN INFORMATION
We currently maintain one equity incentive plan, the Equity Plan. The Equity Plan initially became effective in 2006, and was amended and restated in 2010, 2016 and 2019. Our Board and our stockholders have previously approved the Equity Plan, including all amendments and restatements of such plan. The following table provides information as of January 1, 2022, about compensation plans under which our equity securities are authorized for issuance:
Plan Category	Equity Compensation Plan Information
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights($)(1)	Number of securities remaining available for future equity compensation plans
Equity compensation plans approved by security holders	8,126,728(2)	0.88	1,726,990(3)
Equity compensation plans not approved by security holders	450,000(4)	0.77	—
Total	8,576,728	0.88	1,726,990

(1)
The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding options and do not reflect the shares that will be issued upon the vesting of outstanding awards of RSUs, which have no exercise price.

(2)
This number includes the following outstanding awards granted under the Equity Plan: 5,898,926 shares subject to outstanding stock options and 2,227,802 shares subject to outstanding RSUs.

(3)
Subject to certain adjustments, as of January 2, 2022, we were authorized to issue a maximum of 17,405,566 shares of our common stock pursuant to awards granted under the Equity Plan.

(4)
Consists of 450,000 stock option awards outstanding as of January 1, 2022.

Share Reserve and Share Limits
Each January 1, the number of shares reserved for issuance under the Equity Plan will continue to be automatically increased by the lesser of (i) 2.5% of the shares then issued and outstanding, or (ii) 1,200,000 shares. As of June 21, 2022, there were 17,405,566 total shares reserved for issuance under the Equity Plan, including 9,208,609 shares subject to outstanding equity awards granted under this plan.
Any shares subject to an award or portion of an award which is forfeited, canceled or expires shall be deemed not to have been issued for purposes of determining the maximum aggregate number of shares which may be issued under the Equity Plan. Shares that have been issued under the Equity Plan pursuant to an award generally shall not be returned to the reserve under the Equity Plan and shall not become available for future issuance under the Equity Plan, except that if unvested shares are forfeited, or repurchased by us at the lower of their original purchase price or their fair market value at the time of repurchase, such shares shall become available for future grant under the Equity Plan. Shares tendered or withheld in payment of an option exercise price shall not be returned to or become available for future issuance under the Equity Plan.
The maximum number of shares with respect to which options and stock appreciation rights may be granted to a participant during a calendar year is 1,000,000 shares (with an additional 1,000,000 shares of stock in connection with the participant’s initial employment). For awards of restricted stock, RSUs, and performance units that are intended to be performance-based compensation under Section 162(m) of the Code, the maximum number of shares granted to a participant during a calendar year is 1,000,000 shares.
Administration
The Equity Plan is administered, with respect to grants of awards to employees, directors, officers, and consultants, by the administrator, which is defined as the Board or one or more committees designated by the Board. With respect to grants to officers and directors, the committee shall be constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 under the Exchange Act and Section 162(m) of the Code. The Equity Plan was administered by the Compensation Committee of our Board until August 2020 and thereafter by the sole Director.
Eligibility
Persons eligible to receive awards under the Equity Plan include directors, officers and other employees of and consultants and advisors to our Company or any of our subsidiaries. As of June 21, 2022, approximately 116 officers and other employees of our Company and our subsidiaries (including all of the named executive officers) are eligible to receive awards under the Equity Plan.
Vesting
Although the Equity Plan provides the administrator with the discretion to determine the vesting schedule of any awards granted under the plan, stock option awards granted to employees under the Equity Plan typically vest over four years in either 16 equal quarterly installments or one installment of 25% of the shares subject to the award on the one-year anniversary of the grant date and 12 equal quarterly installments thereafter, subject to continued service on each vesting date. RSUs granted for employees and consultants under the Equity Plan typically vest semi-annually from the grant date over a four-year term, subject to continued service on each vesting date.
Adjustments Upon Corporate Transactions
The Equity Plan provides that, in the event of an “acquisition,” as defined in the Equity Plan, the administrator may provide for the termination of outstanding awards under the Equity Plan, unless awards are assumed or replaced by the successor entity in the acquisition. Except as provided in an individual award agreement, for the portion of each award that is not assumed or replaced by the successor entity, such portion of the award may be vested and become exercisable in full or be released from any repurchase or forfeiture rights before the effective date of the acquisition, provided that the participant’s continuous service has not terminated before such date.
Amendment, Suspension and Termination
The Equity Plan will be for a term of 10 years from its 2016 amendment and restatement, unless sooner terminated by the Board. The Board may at any time amend, suspend or terminate the Equity Plan, subject to obtaining stockholder approval for any amendment to the extent necessary to comply with applicable laws and rules.
U.S. Federal Income Tax Consequences Relating to Awards Granted under the Equity Plan
The following summary of the federal income tax consequences of the awards granted under the Equity Plan does not purport to be complete, and does not discuss non-U.S., state or local tax consequences or additional guidance that is expected to be issued by the Treasury Department under Section 409A of the Code.
The grant of a non-qualified stock option under the Equity Plan will not result in any federal income tax consequences to the option holder or to the Company. Upon exercise of a non-qualified stock option, the option holder is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the option holder, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the option holder’s total compensation is deemed reasonable in amount. Any gain or loss on the option holder’s subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

The grant of an incentive stock option under the Equity Plan will not result in any federal income tax consequences to the option holder or to the Company. An option holder recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the option holder has held the shares of common stock. If the option holder does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the option holder will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances. If the option holder fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a “disqualifying disposition”). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the option holder, subject to possible limitations imposed by Section 162(m) of the Code and so long as the option holder’s total compensation is deemed reasonable in amount.
Federal income tax consequences of other awards we may grant under the Equity Plan are generally as follows: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, stock appreciation rights, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company is generally entitled to a corresponding deduction at the time the participant recognizes income, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount.

REPORT OF AUDIT COMMITTEE
Our sole Director, Chun K. Hong (in the absence of an Audit Committee) has reviewed the audited financial statements for fiscal year 2021 and discussed them with management and with the independent auditors, KMJ Corbin LLP. Our sole Director also discussed with KMJ Corbin LLP the matters required to be discussed by the applicable Public Company Accounting Oversight Board standards and SEC requirements.
The sole Director has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with the independent auditors their independence. The sole Director has concluded that the independent auditors currently meet applicable independence standards.
The sole Director has reviewed the independent auditors’ fees for audit and non-audit services for fiscal year 2021. The sole Director considered whether such non-audit services are compatible with maintaining auditor independence and has concluded that they are compatible at this time.
Based on its review of the audited financial statements and the other materials referred to above and the various discussions referred to above, the sole Director determined that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended January 1, 2022.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Related Party Transactions
Except as described below and except for employment arrangements and compensation for Board service, which are described in “Director Compensation,” since December 30, 2018, there has not been, nor is there currently proposed, any transaction or series of transactions in which our Company was or is to be a participant, in which the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for our last completed fiscal year, and in which any director, officer or beneficial owner of more than 5% of our common stock, or member of any such person’s immediate family, had or will have a direct or indirect material interest.
Our Executive Vice President of Sales and Operations (formally, our Vice President of Netlist Base and Commodity Sales), Paik K. Hong, is the brother of Chun K. Hong, our President, Chief Executive Officer and Sole Director. For 2021, Mr. P. K. Hong earned cash salary of $250,000 and cash bonus of $175,000 and received $19,098 for weekly fitness training.
We have entered into indemnification agreements with each of our directors and executive officers. In general, these agreements require us to indemnify each such individual to the fullest extent permitted under Delaware law against certain liabilities that may arise by reason of their service for us, and to advance expenses incurred as a result of any such proceeding as to which any such individual could be indemnified.
Policies and Procedures for Review and Approval of Related Person Transactions
The sole director is responsible for reviewing and approving in advance any transactions with a related party. To the extent any such transactions arise between the sole director and our company we will seek stockholder approval.

Proposal No. 1 — Election of Director
Our Board of Directors has nominated, Chun K. Hong for re-election as our director at the Annual Meeting. He is currently the sole member of our Board of Directors.
The director nominee named in this Proxy Statement has consented to being named as a nominee and has agreed to serve as a director, if elected. The persons named as proxies in the accompanying proxy card will vote the shares covered by any properly submitted proxy card for the election of each of the director nominees named in this Proxy Statement, unless the proxy card indicates otherwise. The accompanying proxy card contains a discretionary grant of authority with respect to this proposal, so that if one or more of the named director nominees becomes unable or unwilling to serve, the persons named as proxies may vote for the election of any substitute nominees that our Board of Directors may propose. However, the persons named as proxies may not vote for a greater number of persons than the total number of directors to be elected at the Annual Meeting, which is one.
There is no arrangement or understanding between any of our directors or director nominees and any other person or persons pursuant to which any such individual was or is to be selected as a director or director nominee of the Company. There are no family relationships between any of our directors, director nominees or executive officers.
Director Nominee
Chun K. Hong, 61, is one of the founders of Netlist and has been our President and Chief Executive Officer and a director since our inception in June 2000. Mr. Hong assumed the title of Chairman of the Board of Directors in January 2004 and became a sole member of the Board of Directors in August 2020. Prior to his tenure at Netlist, Mr. Hong had served in various other executive positions including President and Chief Operating Officer of Infinilink Corporation, a DSL equipment company, as Executive Vice President of Viking Components, Inc., a memory subsystems manufacturing company, and as General Manager of Sales at LG Semicon Co., Ltd., a public semiconductor manufacturing company in South Korea. Mr. Hong received his Bachelor of Science degree in economics from Virginia Commonwealth University and his Master of Science degree in technology management from Pepperdine University’s Graduate School of Management. As one of our founders and as our Chief Executive Officer, Mr. Hong brings to the Board extensive knowledge of our organization and our market.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE NAMED DIRECTOR NOMINEE.

Proposal No. 2 — Ratification of Appointment of Independent Registered Public Accounting Firm
Our sole director has appointed KMJ as our independent registered public accounting firm for Fiscal 2022. Representatives of KMJ are expected to be available in person or via teleconference at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.
In appointing KMJ as our independent registered public accounting firm, our sole director considered KMJ’s independence with respect to the services to be performed and other factors our sole director believed to be relevant and in the best interests of our stockholders. Stockholder ratification of the appointment of our independent registered public accounting firm is not required by our Bylaws or otherwise; however, as a matter of good corporate governance, our sole director has decided to submit the appointment to stockholders for ratification. If our stockholders fail to ratify the appointment, our sole director will reconsider whether or not to retain the firm. Even if the appointment is ratified, our sole director, in his discretion, may direct the appointment of a different independent registered public accounting firm at any time if it determines such a change would be in the best interests of the Company and its stockholders. In addition, if KMJ declines to act or otherwise becomes incapable of acting as our independent registered public accounting firm or if KMJ’s engagement is otherwise discontinued for any reason, our sole director will appoint another firm to serve as our independent registered public accounting firm for Fiscal 2022.
Fees Paid to Independent Registered Public Accounting Firm
The following table presents the aggregate fees billed to us by KMJ for the indicated services performed during Fiscal 2021 and Fiscal 2020:
	Fiscal 2021($)	Fiscal 2020($)
Audit Fees(1)	$202,650	$118,550
Audit-Related Fees(2)	—	—
Tax Fees(2)	—	—
All Other Fees(2)	—	—
Total Fees	$202,650	$118,550

(1)
Audit fees consist of fees billed to us for professional services rendered for the audit of our annual consolidated financial statements and internal control over financial reporting, and the review of our interim condensed consolidated financial statements included in our quarterly reports. These fees also include fees billed to us for professional services that are normally provided in connection with statutory and regulatory filings or engagements, including the review of our registration statements on Form S-3 and Form S-8 and certain other related matters, such as the delivery of comfort letters and consents in connection with these registration statements. Our audit fees for Fiscal 2020 included services rendered for the audit of our annual consolidated financial statements, the review of our interim condensed financial statements included in our quarterly reports, and the review of our registration statements on Form S-8. Our audit fees for Fiscal 2021 also included an additional $71,500 related to Section 404 of the Sarbanes-Oxley Act of 2002 since we are now required to report on the effectiveness of our internal control over financial reporting.

(2)
KMJ did not bill to us any audit-related fees, tax fees or other fees in Fiscal 2021 or 2020.

Pre-Approval Policies and Procedures
Prior to its dissolution in August 2020, our Audit Committee’s charter required our Audit Committee to pre-approve all audit and permissible non-audit services to be performed for us by our independent registered public accounting firm, except for certain “de minimus” non-audit services that may be ratified by the Audit Committee in accordance with applicable SEC rules. Our Audit Committee pre-approved all services performed by KMJ in 2020. All services performed by KMJ in 2021 were pre-approved by our Sole Director.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Proposal No. 3 — Advisory Vote To Approve Named Executive Officer Compensation
We are seeking your advisory vote as required by Section 14A of the Securities Exchange Act of 1934, as amended, on the approval of the compensation of our named executive officers as described in the Compensation Discussion and Analysis, the compensation tables and related material contained in this proxy statement. Because your vote is advisory, it will not be binding on our Compensation committee or our Board of Directors. However, the Compensation committee and our board of directors will review the voting results and take them into consideration when making future decisions regarding executive compensation. We have determined to hold an advisory vote to approve the compensation of our named executive officers every three years, and the next such advisory vote will occur at the 2025 Annual Meeting of Stockholders.
Our named executive officer compensation program is designed to attract, motivate and retain our named executive officers, who are critical to our success. An effective compensation program is designed to recruit and retain executive leadership and is focused on attaining long-term corporate goals and increasing stockholder value. The sole director believes that the Company has taken a responsible approach to compensating our named executive officers. Please read the “Executive Compensation” section of this proxy statement for additional details about our executive compensation program.
We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers as described in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2022 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE REQUIREMENTS RULES OF THE SEC.

OTHER MATTERS
Stockholder Proposals or Director Nominations for 2023 Annual Meeting of Stockholders
The submission deadline for stockholder proposals to be included in our proxy materials for our 2023 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act is March 3, 2023 if the meeting is held between July 17, 2023 and September 15, 2023 or, if the meeting is not held within these dates, a reasonable time before we begin to print and send our proxy materials for the meeting. All such proposals must be in writing and sent to our Corporate Secretary at the address of our principal executive offices and must otherwise comply with Rule 14a-8 in all respects.
In accordance with our Bylaws, any stockholder who intends to submit one or more director nominees or any other proposal for consideration at our 2023 Annual Meeting of Stockholders outside the processes of Rule 14a-8 must, in addition to complying with all other requirements set forth in our Bylaws, (i) in the case of a stockholder seeking inclusion of a director nominee or other proposal in our proxy materials, deliver written notice to us between January 2, 2023 and March 3, 2023 if the meeting is held between July 17, 2023 and September 15, 2023 or, if the meeting is not held within these dates, no later than the 90th day before the date of the meeting or the 15th day after our first public announcement of the date of the meeting, whichever is later; provided, however, that a stockholder who complies with these notice procedures for a director nominee will be permitted to present the nominee at the meeting but will not be entitled to have the nominee included in our proxy materials in the absence of an applicable SEC rule requiring us to do so, and (ii) in the case of a stockholder not seeking inclusion of a director nominee or other proposal in our proxy materials, deliver written notice to us not less than the 90th day before the date of the meeting. Any such notice must be delivered or mailed and received by our Corporate Secretary at the address of our principal executive offices and must contain all of the information required by our Bylaws. We will not entertain any director nominations or other proposal at the Annual Meeting or at our 2023 Annual Meeting of Stockholders that do not meet the requirements set forth in our Bylaws. Please refer to the full text of our Bylaws for additional information about these requirements. A copy of our Bylaws may be obtained by writing to our Corporate Secretary at the address of our principal executive offices or may be accessed on our website, www.netlist.com or through our SEC filings available at www.sec.gov. Further, if we comply and the stockholder does not comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination.
Other Business at the Annual Meeting
Our Board of Directors does not know of any other matters to be presented at the Annual Meeting. If other matters do properly come before the Annual Meeting, the individuals we have designated as proxies for the Annual Meeting, who are named in the accompanying proxy card, will have discretionary authority to vote for or against any such matter. It is the intention of such individuals to vote on such matters in accordance with the recommendation of the Board of Directors or, if no such recommendation is given, in their best judgment.
More Information About the Company and the Annual Meeting
For more information about the Company, please see our Annual Report, which accompanies this Proxy Statement and is available on our website, www.netlist.com. Our Annual Report for Fiscal 2021 was filed with the SEC on March 1, 2022 and is also available on our website or through our SEC filings available at www.sec.gov.

If you have questions about the Annual Meeting or need assistance voting your shares, or if you would like to request additional copies of our proxy materials for the Annual Meeting (which will be provided free of charge), please contact Investor Relations at (212) 739-6729.
By order of the Board of Directors,
Gail Sasaki
Executive Vice President, Chief Financial Officer and Corporate Secretary
Irvine, California
July 1, 2022

Netlist, Inc. Your vote matters — here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 1:00am, Pacific Time, on August 16, 2022. Online Go to www.investorvote.com/NLST or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/NLST Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommend a vote FOR the nominee listed in Proposal 1 and FOR Proposals 2 and 3. 1. Election of Directors: 01 — Chun K. Hong For Withhold + 2. Ratification of the appointment of KMJ Corbin & Company LLP as Netlist’s Independent registered public accounting firm for fiscal 2022. For Against Abstain 3. Approval of, on an advisory basis, the compensation of Netlist’s named executive officers. For Against Abstain B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 03NS5A 1 U P X +

2022 Annual Meeting Admission Ticket 2022 Annual Meeting of Netlist, Inc. Stockholders Tuesday, August 16, 2022 10:00 a.m. Pacific Time UCI Research Park 5301 California, Olive Room, Irvine, California 92617 Upon arrival, please present this admission ticket and photo identification at the registration desk. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.edocumentview.com/NLST Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/NLST q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Netlist, Inc. + Notice of 2022 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — August 16, 2022 Chun K. Hong and Gail Sasaki, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Netlist, Inc. to be held on August 16, 2022 at 10:00am, Pacific Time, or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. +